Exhibit 99.1

Delaware The First State Page 1 5493821 8100 SR# 20232905533 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 203672172 Date: 07 - 03 - 23 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “LUDUSON G INC.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JUNE, A.D. 2023, AT 3:52 O`CLOCK P.M.

State of Delaware Secretary of S tat e Division of Corporations Delivered 03:52 PM 06 / 30 / 2023 FILED 03:52 PM 06 / 30 / 2023 SR 20232905533 - File N umb er 5493821 STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify : FIRST : That at a meeting of the Board of Directors of Luduson G Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof . The resolution setting forth the proposed amendment is as follows : RESOLVED, that the Certificate oflncorporation of this corporation be amended by changing the Article thereof numbered" Fourth "so that, as amended, said Article shall be and read as follows : The capital of the said corporation has been increased to authorise one billion shares of common stock with a par value of $0.0001, whereby each share issuance shall be in accordance to the resolution provided or the issue and adoted by the board of directors persuant to the authority expressly vested in the provision of its certificate of incorporation SECOND : That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment . THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 28 day of June , 20 . Auth · zed Officer Ti tle: Director and CFO Name: EnQ Wah KUNG Print or Type